UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): October 7, 2004

                            CHINA GRANITE CORPORATION
                         ------------------------------
             (Exact name of registrant as specified in its charter)

           Nevada                    0-30516                88-0448920
(State or other jurisdiction      (Commission             (IRS Employer
     of incorporation)            File Number)        Identification Number)


                         2642 Collins Avenue, Suite 305,
                              Miami Beach, FL 33140
                              ---------------------
                    (Address of principal executive offices)

                                 (305) 534-1684
                                 --------------
              (Registrant's telephone number, including area code)

                                       n/a
                           --------------------------
          (Former Name or Former Address if changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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ITEM 1.01     Entry  into  Material  Definitive  Agreements

     On October 6, 2004, China Granite Corporation (the "Company") completed the sale of a $650,000 8% Senior Secured Promissory Note to institutional and accredited investors pursuant to a Secured Promissory Note Purchase Agreement (the "Senior Purchase Agreement").

     Under the Senior Purchase Agreement, the Company issued a Secured Convertible Promissory Note (the "Senior Convertible Note") in the aggregate principal amount of $650,000, convertible into Common Stock of the Company at the option of the investors at $1.60 per share. The Senior Convertible Note accrues interest at 8% per year and all outstanding principal and unpaid interest is due on September 30, 2007. The Company must make quarterly interest-only payments of $13,000 to the investors until the Senior Convertible
Note  is  either  paid  in full or is converted into the Company's common stock.

     Under the Senior Purchase Agreement, the Company also issued warrants (the "Warrants") to purchase an aggregate of 406,250 shares of the Common Stock at a per share exercise price of $2.00. The Warrants are exercisable, in whole or in part, until September 30, 2009.

     The Company's obligations under the Senior Purchase Agreement, the Senior Convertible Note and the Warrants are secured by a security interest in all of the Company's assets pursuant to a general security agreement between the Company and the investors. In addition, pursuant to a registration rights agreement between the Company and the investors, the Company has agreed to file a registration statement with the Securities and Exchange Commission ("SEC") covering the resale of the subject shares of the Company's common stock underlying the Senior Convertible Note and the Warrant.

     The foregoing description does not purport to be a complete statement of the parties' rights and obligations under the Senior Purchase Agreement and the transactions contemplated thereby or a complete explanation of the material terms thereof.

ITEM 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

     The disclosures in Item 1.01 are incorporated in this Item 2.03 by reference.

     The Company is required to make quarterly interest-only payments of $13,000 to the investors until the Senior Convertible Note is either paid in full or is converted into the Company's common stock.

ITEM 3.02    Unregistered  Sale  of  Equity  Securities

     The disclosures in Item 1.01 are incorporated in this Item 3.02 by reference.

     Senior Convertible Note and the Warrant were issued to accredited investors in a private placement transaction exempt from registration under the Securities Act of 1933, as amended, pursuant to Rule 506 of Regulation D promulgated thereunder. Duncan Capital LLC served as placement agent for the transaction. The purchasers had access to all relevant information necessary to evaluate the investment, and represented to the Company that the securities were being acquired for investment purposes.


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     The Senior Convertible Note and the Senior Warrant have not been registered under the Securities Act or applicable state securities laws and may not be offered or sold in the United States absent registration under the Securities Act and applicable state securities laws or an applicable exemption from registration requirements. The Company has agreed to file a registration statement with the SEC covering the resale of the subject shares of the Company's Common Stock underlying such securities.

ITEM 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

     Effective October 2, 2004, Juan Chen resigned as Chief Financial Officer and a director of the Company for reasons unrelated to the Company's business.

     Effective October 2, 2004, Costas Takkas was appointed Chief Financial Officer. Mr. Takkas has served as a member of the Company's Board of Directors since October 2002 and is a member of the Company's Audit Committee. He has served as a director of the following Toronto Stock Exchange Venture Exchange (formerly the "VSE") companies: Serena Resources Ltd. (now named Capstone Gold Ltd.) (1998-2001) and Emerald Mining Corp. (1998-1999). He was also a director of Ourominas Minerals Inc. (1996-1997, now named Thistle Mining Ltd.) that is listed on the Toronto Stock Exchange. Mr. Takkas has been a member of the Institute of Chartered Accountants in England & Wales since 1982. He graduated with a B.Sc. (Honors) and Associate to the Royal College of Science in Physics from the Imperial College of Science and Technology, University of London in 1978.


     Pursuant to the requirements of the Securities and Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Date:  October 11, 2004                     CHINA GRANITE CORPORATION,
                                               a Nevada corporation


                                               By:  /s/  Dong  Chen
                                               ------------------------------
                                               Title:  President  &  CEO
                                               ------------------------------



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